Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the “Schedule 13Ds”), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

Date: February 10, 2003

DALLAS P. PRICE, AS AN INDIVIDUAL

By:	/s/ DALLAS P. PRICE
Name:	Dallas P. Price

DALLAS P. PRICE, TRUST

By:	/s/ DALLAS P. PRICE
Name: Its:	Dallas P. Price Trustee